Exhibit 99.1

Finish Line Announces Cash Dividend

INDIANAPOLIS, October 20 /PRNewswire-FirstCall/ -- The Finish Line, Inc. (Nasdaq: FINL) announced today that its Board of Directors has declared a quarterly cash dividend of $0.025 per share of Class A and Class B common stock. The quarterly cash dividend will be payable on December 12, 2005, to stockholders of record on November 25, 2005.

The Finish Line, Inc. is one of the nation’s leading athletic specialty retailers offering the best selection of footwear, apparel and accessories for men, women and kids. Finish Line is publicly traded on the NASDAQ National Market under the symbol FINL and currently operates 647 Finish Line stores in 47 states and online. In addition, the Company also operates 38 Man Alive stores in nine states. To learn more about The Finish Line, visit http://www.finishline.com and to learn more about Man Alive visit http://www.manalive.com.

Investor Relations:

CONTACT:	Kevin S. Wampler, 317-899-1022 ext. 6914
Executive Vice President, CFO
The Finish Line, Inc., Indianapolis

Media Requests:

CONTACT:	Elise Hasbrook, 317-899-1022 ext. 6827
Corporate Communications Manager
The Finish Line, Inc., Indianapolis